                                                                      Exhibit 16

                         WASATCH AGGRESSIVE EQUITY FUND


               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATION


FOR THE ONE YEAR PERIOD ENDED SEPTEMBER 30, 1995

TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL VALUE) -1

         Total return = 35.2%

                 35.2% = (35,615/26,345) -1

FOR THE THREE YEAR PERIOD ENDED SEPTEMBER 30, 1995

CUMULATIVE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) -1


         Cumulative total return = 96.1%

                 96.1% = (35,615/18,165) -1
                                                    1/n
TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL VALUE) -1

         Total return = 25.2%
                                         1/3
                 25.2% = (35,615/18,165)     -1

FOR THE FIVE YEAR PERIOD ENDED SEPTEMBER 30, 1995

CUMULATIVE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) -1


         Cumulative total return = 221.9%

                 221.9% = (35,615/11,063) -1
                                                    1/n
TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL VALUE)   -1

         Total return = 26.3%
                                         1/5
                 26.3% = (35,615/11,063)      -1

FOR THE PERIOD FROM DECEMBER 6, 1986 (COMMENCEMENT OF OPERATIONS)
  TO SEPTEMBER 30, 1995

CUMULATIVE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) -1
                                                       OF $10,000

        Cumulative total return = 256.2%

                256.2% = (35,615/10,000) -1
                                                       1/n
TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT)    -1
                                          OF $10,000

        Total return = 15.5%
                                      1/8.8
                15.5% = (35,615/10,000)      -1